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Exhibit 99.1

For Immediate Release

TMP Contacts:

Investors:	Robert Jones (212) 351-7032 robert.jones@tmp.com
Media:	David Rosa (212) 351-7067 david.rosa@tmp.com

TMP Worldwide Announces Fourth Quarter and 2002 Results

  Fourth Quarter Highlights

  •
  Consolidated Adjusted Diluted loss per share of $0.05, of this amount, Monster, Advertising & Communications and Directional Marketing segments contributed $0.08 income per share, and eResourcing and Executive Search contributed a $0.13 loss per share
  •
  Deferred Interactive Revenue Increased Sequentially by $17 Million to $125 Million
  •
  Consolidated Operating Expense Reductions Partially Offset Lower Than Expected Revenue
  •
  Net Cash Position at $183.8 Million

        New York, February 12, 2003—TMP Worldwide Inc. (Nasdaq: TMPW), the world's leading supplier of human capital solutions, including the pre-eminent Internet career portal Monster®, today announced an adjusted diluted loss per share(1) of $0.05 for the fourth quarter ended December 31, 2002. On a GAAP basis, TMP reported a fourth quarter 2002 loss of $0.46 per diluted share. Total commissions and fees were $248.8 million for the fourth quarter of 2002, including total Interactive commissions and fees of $126.8 million.

        At December 31, 2002, TMP's deferred Interactive revenue was $124.6 million, up 15.5% from the third quarter of 2002. This growth primarily reflects seasonal renewals at Monster and marks the first sequential increase in deferred revenue since the first quarter of 2001.

        TMP Worldwide's previously announced plan to spin off its eResourcing and Executive Search units as a new, publicly traded company in the form of a tax-free dividend to shareholders is expected to be completed by March 31, 2003 or no later than April 30, subject to the satisfaction of certain customary conditions. The results for the fourth quarter are presented to include the Monster, Advertising & Communications, and Directional Marketing business units ("OldCo."), and the eResourcing and Executive Search units ("NewCo."), separately.

        For the 2002 fourth quarter, Monster, Advertising & Communications and Directional Marketing (OldCo.) recorded an adjusted operating profit of $12.5(2) million representing an operating profit margin of 7.6% to total commissions and fees and adjusted diluted earnings per share of $0.08. The company was able to achieve its fourth quarter earnings target for OldCo. due to a solid performance by Monster and its ability to further reduce operating expenses. For the quarter, total commissions and fees for OldCo. were $164.8 million.

        As a result of lower than anticipated commissions and fees, which totaled $84.0 million, eResourcing and Executive Search (NewCo.) recorded an adjusted diluted loss per share of $0.13 in the 2002 fourth quarter. eResourcing results were negatively impacted by a slowdown in the staffing industry in North America and Europe.

        For the corresponding 2001 fourth quarter, TMP reported adjusted diluted earnings per share of $0.29 and, on a GAAP basis, diluted earnings per share of $0.21, after adjusting the 2001 amount for goodwill amortization, total commissions and fees amounted to $326.1 million and total Interactive commissions and fees were $146.7 million. Detailed quarter versus quarter comparative results for TMP Worldwide by business segment are presented in the supplemental data tables attached to this release.

        During the fourth quarter of 2002, TMP Worldwide announced that it would take a charge of approximately $100 million to reorganize its business in connection with the announced spin-off of its eResourcing and Executive Search businesses. The company has further refined the amount of the charge to approximately $115 million, of which $40 million will be non-cash. Of this charge, $61.3 million was recorded in the fourth quarter of 2002 and is included on the business reorganization and other special charges line on the accompanying financial tables. The remainder of the charge will be recorded through the effective date of the spin-off. The charge consists primarily of workforce reduction, office consolidation costs and related asset write-offs, professional fees, and other special charges.

        "We operated in a difficult market during the year, as the continued overall slowdown in the global economy and job markets have reduced volume, particularly in our staffing business," said Andrew J. McKelvey, Chairman and Chief Executive Officer of TMP. "We have remained focused on reducing operating expenses throughout the entire organization and we were able to offset the negative impact of lower revenues at OldCo. with lower expenses, thus achieving our forecasted adjusted diluted earnings per share of $0.08 for these units."

        Mr. McKelvey added, "While the fourth quarter reflected a challenging environment for the entire recruitment sector, recent significant contract wins at TMP along with the strong increase in deferred Interactive revenue at Monster are encouraging. Our Advertising & Communications unit recently renewed a multimillion dollar contract with the Air Force Reserve and our Monster Government Solutions offering recently won a contract to overhaul and maintain the U.S. Office of Personnel Management's USAJOBS website(4). This win represents a significant milestone for the company and establishes Monster in an area that is actively hiring. We also launched, on a national basis, our Monster Skilled & Hourly service during Super Bowl XXXVII—an effort that once again generated record traffic to the Monster site."

        The adjusted operating expenses, operating income (loss), operating margin, EBITDA, net income and diluted EPS amounts reflect adjustments made to exclude business reorganization and other special charges, merger and integration costs, the elimination of goodwill amortization in the prior year periods and the tax benefits thereon.

2002 Results

        For the twelve months ended December 31, 2002, TMP Worldwide reported total commissions and fees of $1.1 billion compared with $1.4 billion for the 2001 period. Adjusted diluted earnings per share for 2002 was $0.36, compared with $1.27 for the 2001 period, after adjusting for goodwill amortization. Diluted earnings per share on a GAAP basis was a loss of $4.80 in 2002, compared to income of $0.79 in 2001, after adjusting for goodwill amortization.

        Detailed year versus year comparative results for TMP Worldwide are presented in the tables attached to this release.

Q4 2002 Cash Position Is Strong

        In the fourth quarter of 2002, cash provided by operations, which includes the cash costs of TMP's reorganization efforts, was $12.4 million and capital expenditures were $9.8 million. Net cash as of December 31, 2002, was $183.8 million, an increase over the $181.8 million at the end of the previous quarter.

        Reflecting ongoing efforts to improve working capital utilization, Days Sales Outstanding ("DSO") was 66 at the end of 2002, compared to 65 days at September 30, 2002 and 67 days at December 31, 2001.

Outlook

        TMP Worldwide expects the difficult and challenging market conditions that it experienced in 2002 to continue into 2003. The fragile economy and the unpredictability of world events make it imprudent to discuss specific guidance. Any prior guidance is therefore not applicable. Operating and financial priorities in 2003 will focus on realizing operating efficiencies across the entire organization. Revenue generation initiatives in new and promising vertical markets are being actively implemented and pursued.

        Longer-term, the company is optimistic about the earnings potential of the Monster franchise and believes the corporate initiatives implemented will position OldCo. and its portfolio of businesses well, as the market and economy eventually turn.

About TMP Worldwide

        Founded in 1967, TMP Worldwide Inc., with approximately 8,500 employees in 33 countries, is the online recruitment leader, the world's largest Recruitment Advertising agency network, and one of the world's largest Executive Search & Executive Selection agencies. TMP Worldwide, headquartered in New

York, is also the world's largest Yellow Pages advertising agency and a provider of direct marketing services. The Company's clients include more than 90 of the Fortune 100 and more than 490 of the Fortune 500 companies. TMP Worldwide is a member of the S&P 500 Index. More information about TMP Worldwide is available at www.tmp.com.

        Monster, headquartered in Maynard, Mass., is the leading global careers website, recording over 38.7 million unique visits during the month of December 2002 according to independent research conducted by I/PRO. Monster connects the most progressive companies with the most qualified career-minded individuals, offering innovative technology and superior services that give them more control over the recruiting process. The Monster global network consists of local content and language sites in the United States, United Kingdom, Australia, Canada, the Netherlands, Belgium, New Zealand, Singapore, Hong Kong, France, Scotland, Germany, Ireland, Spain, Luxembourg, India, Italy, Sweden, Norway, Denmark, Switzerland, and Finland. Monster is the official online career management services sponsor of the 2002 Olympic Winter Games and 2002 and 2004 U.S. Olympic Teams. More information about Monster is available at www.monster.com or by calling 1-800-MONSTER.

        Condensed consolidated statements of operations for the three and twelve months ending December 31, 2002 and 2001, and condensed consolidated balance sheets as of December 31, 2002 September 30, 2002 and December 31, 2001 for TMP Worldwide Inc. and subsidiaries, as well as income statements for OldCo. and NewCo. for the three and twelve months ending December 31, 2002 and 2001 follow. For an investor kit, please contact Robert Jones at (212) 351-7032 or visit www.tmp.com.

        Fourth quarter 2002 results will be discussed on TMP Worldwide's quarterly conference call taking place on February 13, 2002. To join the conference call, please dial in on 1-888-937-3422 at 8:20 AM EST. For those outside the United States, please call in on 1-415-537-1981. The call will begin promptly at 8:30 AM EST. Individuals can also access TMP Worldwide's quarterly conference call online through Yahoo! Finance at www.yahoo.com and the investor information section of the Company's website at www.tmp.com. Interactive Metrics for TMP Worldwide and Monster are available at www.monster.com or www.tmp.com.

Financial Tables Follow

Supplemental Data

        Quarter versus quarter comparative results for TMP Worldwide, are as follows (dollar amounts in thousands, except per share amounts):

Operating Highlights	Q4'02	Q4'01	% Change
Total Commissions & Fees	$248,822	$326,083	-24%
Interactive Commission & Fees	$126,815	$146,673	-14%
Adjusted Operating Expenses (3)	$260,298	$278,300	-6%
Adjusted Operating Income (Loss) (3)	$(11,476)	$47,783	-124%
Adjusted Operating Margin (3)	-4.6%	14.7%	-131%
Adjusted EBITDA (3)	$1,864	$62,307	-97%
Adjusted Net Income (Loss) (1)	$(6,058)	$32,663	-119%
Adjusted Diluted EPS (1)	$(0.05)	$0.29	-117%
Diluted Weighted Avg. Shares	111,246	113,861	-2%

        The following tables include quarter versus quarter comparative results for TMP Worldwide's commissions and fees, percentage of Interactive commissions and fees, adjusted operating income (loss) and adjusted operating margin by operating division. (Dollar amounts in thousands).

	For The Three Months Ended December 31, 2002
Segment Data	Monster	Advertising & Communications	Directional Marketing	eResourcing	Executive Search	Total
Total Commissions & Fees	$100,005	$38,130	$26,646	$69,270	$14,771	$248,822
% Interactive Commissions & Fees	100.0%	23.4%	19.9%	17.7%	2.5%	51.0%
Adjusted Operating Income (Loss)(3)	$13,872	$(2,642)	$1,319	$(21,704)	$(2,321)	$(11,476)
Adjusted Operating Margin(3)	13.9%	-6.9%	5.0%	-31.3%	-15.7%	-4.6%
	For The Three Months Ended December 31, 2001
Segment Data	Monster	Advertising & Communications	Directional Marketing	eResourcing	Executive Search	Total
Total Commissions & Fees	$115,544	$56,573	$32,557	$98,935	$22,474	$326,083
% Interactive Commissions & Fees	100.0%	21.5%	19.7%	12.7%	0.0%	45.0%
Adjusted Operating Income (Loss)(3)	$29,505	$10,896	$7,598	$540	$(756)	$47,783
Adjusted Operating Margin(3)	25.5%	19.3%	23.3%	0.5%	-3.4%	14.7%
	For The Three Months Ended December 31, 2002 compared with 2001
Comparative Segment Data	Monster	Advertising & Communications	Directional Marketing	eResourcing	Executive Search	Total
Total Commissions & Fees	$(15,539)	$(18,443)	$(5,911)	$(29,665)	$(7,703)	$(77,261)
Adj. Operating Income (Loss)(3)	$(15,633)	$(13,538)	$(6,279)	$(22,244)	$(1,565)	$(59,259)
% Change:
• Commissions & Fees	-13.4%	-32.6%	-18.2%	-30.0%	-34.3%	-23.7%
• Adj. Operating Income (Loss)	-53.0%	-124.2%	-82.6%	-4,119.3%	207.0%	-124.0%

        Twelve month comparative results for TMP Worldwide are as follows (dollar amounts in thousands, except per share amounts):

Operating Highlights	12M 02	12M 01(4)	% Change
Total Commissions & Fees	$1,114,622	$1,448,057	-23%
Interactive Commissions & fees	$516,845	$654,259	-21%
Adjusted Operating Expenses (3)	$1,058,068	$1,238,373	-15%
Adjusted Operating Income (3)	$56,554	$209,684	-73%
Adjusted Operating Margin (3)	5.1%	14.5%	-65%
Adjusted EBITDA (3)	$114,255	$262,465	-56%
Adjusted Net Income (1)	$40,771	$143,755	-72%
Adjusted Diluted EPS (1)	$0.36	$1.27	-72%
Diluted Weighted Avg. Shares	112,782	113,426	-1%

Endnotes

1.
Adjusted net income (loss), adjusted diluted earnings per share and adjusted loss per share amounts have been adjusted to exclude the after-tax effects of the cumulative effect of the change in accounting principle, merger and integration costs and business reorganization and other special charges. 2001 amounts also exclude the amortization of goodwill. The after-tax cumulative effect of the change in accounting principle was $428.4 million for the twelve months ended December 31, 2002. The after-tax merger and integration costs (benefits) were $(1.7) million and $9.5 million for the three months ended December 31, 2002 and 2001, respectively. The after-tax business reorganization and other special charges was $46.8 million for the three months ended December 31, 2002. The after-tax merger and integration costs for the twelve months ended December 31, 2002 and 2001 were $6.1 million and $54.3 million, respectively. The after-tax business reorganization and other special charges was $141.2 million for the twelve months ended December 31, 2002. The after-tax amount of goodwill amortization for the three and twelve months ended December 31, 2001 was $5.3 million and $20.5 million, respectively.

2.
OldCo. adjusted operating income for the three months ended December 31, 2002, has been adjusted to exclude $40.9 million of business reorganization and other special charges and a $1.5 million merger and integration benefit.

3.
Operating expenses, operating income (loss), operating margin and EBITDA have been adjusted to exclude the effects of merger and integration costs, business reorganization and other special charges, and for 2001, goodwill amortization. For the three months ended December 31, 2002 and 2001, merger and integration costs (benefits) were $(2.2) million and $10.5 million, respectively. Business reorganization and other special charges was $61.3 million for the three months ended December 31, 2002. Goodwill amortization for the December 2001 quarter was $6.2 million. For the twelve months ended December 31, 2002 and 2001, merger and integration costs were $8.6 million and $72.5 million, respectively. Business reorganization and other special charges was $178.4 million for the twelve months ended December 31, 2002. Goodwill amortization was $23.8 million for the twelve months ended December 31, 2001.

4.
As previously disclosed, TMP has been awarded a contract worth up to $62 million over ten years to overhaul the U.S. Office of Personnel Management's USAJOBS Web site, which presents an average of more than 17,000 federal job vacancy announcements per day. A losing bidder on the OPM contract subsequently filed a protest of the award with the U.S. General Accounting Office. Such protests are common in federal procurement, and TMP has intervened in the protest to defend its award. On the basis of the information provided to TMP to date, the protest grounds appear to be untimely or not supported by fact or law and should be dismissed, though there can be no assurance. TMP plans to vigorously defend the protest. Contract performance is continuing notwithstanding the ongoing protest process.

        Special Note:    Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company's strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions, competition, seasonality and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

TMP WORLDWIDE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31,
(in thousands, except per share amounts)
(unaudited)

	2002	2001
Gross billings:
Interactive	$561,456	$717,917
Advertising & Communications	560,790	736,274
Directional Marketing	629,355	572,771
eResourcing	316,594	413,323
Executive Search	66,079	109,435

Total gross billings	$2,134,274	$2,549,720

Commissions & fees:
Interactive	$516,845	$654,259
Advertising & Communications	134,941	185,259
Directional Marketing	100,055	101,385
eResourcing	296,816	397,721
Executive Search	65,965	109,433

Total commissions & fees:	1,114,622	1,448,057

Operating expenses:
Salaries & related	639,385	735,525
Office & general	276,401	304,082
Marketing & promotion	139,123	196,104
Merger & integration	8,551	72,480
Business reorganization and other special charges	178,358	—
Amortization of intangibles	3,159	26,434

Total operating expenses	1,244,977	1,334,625

Operating income (loss)	(130,355)	113,432
Other income:
Interest income, net	336	11,167
Other, net	—	395

Total other income, net	336	11,562

Income (loss) before income taxes and minority interests	(130,019)	124,994
Provision (benefit) for income taxes	(21,281)	57,566

Income (loss) before minority interests	(108,738)	67,428
Minority interests	(2,216)	(1,592)

Income (loss) before accounting change	(106,522)	69,020
Cumulative effect of accounting change, net of tax	(428,374)	—

Net income (loss) applicable to common and Class B common stockholders	$(534,896)	$69,020

-more-

Adjusted net income (loss):
Net income (loss)	$(534,896)	$69,020
Goodwill amortization, net of tax	—	20,470

Net income (loss) adjusted for goodwill amortization	(534,896)	89,490
Merger & integration	8,551	72,480
Business reorganization and other special charges	178,358	—
Cumulative effect of accounting change, net of tax	428,374	—
Tax benefit on merger and integration costs	(2,419)	(18,215)
Tax benefit on business reorganization and other special charges	(37,197)	—

Adjusted net income	$40,771	$143,755

Basic earnings (loss) per share:
Income (loss) before accounting change	$(0.96)	$0.63
Cumulative effect of accounting change, net of tax	$(3.84)	—

Net income (loss) applicable to common and Class B common stockholders	$(4.80)	$0.63

Diluted earnings (loss) per share:
Income (loss) before accounting change	$(0.96)	$0.61
Cumulative effect of accounting change, net of tax	(3.84)	—

Net income (loss) applicable to common and Class B common stockholders	$(4.80)	$0.61

Adjusted diluted earnings per share:
Net income (loss)	$(4.80)	$0.61
Goodwill amortization, net of tax	—	0.18

Diluted income (loss) per share adjusted for goodwill amortization	(4.80)	0.79
Merger & integration	0.08	0.64
Business reorganization and other special charges	1.60	—
Cumulative effect of accounting change, net of tax	3.84	—
Tax benefit on merger and integration costs	(0.02)	(0.16)
Tax benefit on business reorganization and other special charges	(0.33)	—

Adjusted diluted earnings per share	$0.36	$1.27

Weighted average shares outstanding:
Basic	111,339	109,445

Diluted*	112,782	113,426

Adjusted E B I T D A **	$114,255	$262,465

*
Due to the net loss in 2002, diluted weighted average shares outstanding of 112,782 are used only used in the calculation of Adjusted Diluted Earnings Per Share.

**
Earnings before interest, income taxes, depreciation and amortization, and adjusted to exclude the effects of merger and integration costs and business reorganization and other special charges. EBITDA is presented to provide additional information about the Company's ability to meet its future debt service, capital expenditures and working capital requirements, and is one of the measures which determines the Company's ability to borrow under its credit facility. EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of the Company's profitability or liquidity.

TMP WORLDWIDE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31,
(in thousands, except per share amounts)
(unaudited)

	2002	2001
Gross billings:
Interactive	$145,198	$154,674
Advertising & Communications	118,138	146,422
Directional Marketing	125,060	132,131
eResourcing	66,605	89,274
Executive Search	14,441	22,472

Total gross billings	$469,442	$544,973

Commissions & fees:
Interactive	$126,815	$146,673
Advertising & Communications	29,220	44,424
Directional Marketing	21,347	26,145
eResourcing	57,036	86,370
Executive Search	14,404	22,471

Total commissions & fees:	248,822	326,083

Operating expenses:
Salaries & related	159,346	161,402
Office & general	66,193	72,561
Marketing & promotion	34,041	43,667
Merger & integration	(2,197)	10,546
Business reorganization and other special charges	61,341	—
Amortization of intangibles	718	6,856

Total operating expenses	319,442	295,032

Operating income (loss)	(70,620)	31,051
Other income:
Interest income, net	229	447
Other, net	207	83

Total other income, net	436	530

Income (loss) before income taxes and minority interests	(70,184)	31,581
Provision (benefit) for income taxes	(18,418)	14,211

Income (loss) before minority interests	(51,766)	17,370
Minority interests	(666)	(498)

Net income (loss) applicable to common and Class B common stockholders	$(51,100)	$17,868

Adjusted net income (loss):
Net income (loss)	$(51,100)	$17,868
Goodwill amortization, net of tax	—	5,327

Net income (loss) adjusted for goodwill amortization	(51,100)	23,195
Merger & integration	(2,197)	10,546
Business reorganization and other special charges	61,341	—
Tax (benefit) expense on merger and integration costs	450	(1,078)
Tax benefit on business reorganization and other special charges	(14,552)	—

Adjusted net income (loss)	$(6,058)	$32,663

Basic earnings per share:
Net income (loss) applicable to common and Class B common stockholders	$(0.46)	$0.16

Diluted earnings per share:
Net income (loss) applicable to common and Class B common stockholders	$(0.46)	$0.16

Adjusted diluted earnings per share:
Net income (loss)	$(0.46)	$0.16
Goodwill amortization, net of tax	—	0.05

Diluted earnings (loss) per share adjusted for goodwill amortization	(0.46)	0.21
Merger & integration	(0.02)	0.09
Business reorganization and other special charges	0.55	—
Tax benefit on merger and integration costs	0.00	(0.01)
Tax benefit on business reorganization and other special charges	(0.13)

Adjusted diluted earnings (loss) per share	$(0.05)	$0.29

Weighted average shares outstanding:
Basic	111,246	110,606

Diluted*	111,246	113,861

Adjusted E B I T D A **	$1,864	$62,307

*
Due to the net loss in 2002, diluted weighted average shares outstanding of 112,782 are used only in the calculation of Adjusted Diluted Earnings Per Share.

**
Earnings before interest, income taxes, depreciation and amortization, and adjusted to exclude the effects of merger and integration costs and business reorganization and other special charges. EBITDA is presented to provide additional information about the Company's ability to meet its future debt service, capital expenditures and working capital requirements, and is one of the measures which determines the Company's ability to borrow under its credit facility. EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of the Company's profitability or liquidity.

OldCo.*
CONDENSED CONSOLIDATED STATEMENT OF OPERATING INCOME
For the Year Ended December 31,
(in thousands, except per share amounts)
(unaudited)

	2002	2001
Commissions & fees:
Monster**	$416,584	$535,776
Advertising & Communications	166,852	216,488
Directional Marketing	119,321	124,256

Total commissions & fees:	702,757	876,520

Operating expenses:
Salaries & related, office & general and marketing & promotion	602,993	693,469
Merger & integration	3,178	29,303
Business reorganization and other special charges	104,815	—
Amortization of intangibles	2,404	12,110

Total operating expenses	713,390	734,882

Operating income (loss)	(10,633)	141,638
Other income:
Interest income, net	658	13,068
Other, net	224	738

Total other income, net	882	13,806

Income (loss) before income taxes and minority interests	(9,751)	155,444
Provision for income taxes***	9,220	50,138

Income (loss) before minority interests	(18,971)	105,306
Minority interests	(2,210)	(1,594)

Income (loss) before accounting change	(16,761)	106,900
Cumulative effect of accounting change, net of tax	(135,374)	—

Net income (loss) applicable to common and Class B common stockholders	$(152,135)	$106,900

Adjusted net income (loss):
Net income (loss)	$(152,135)	$106,900
Goodwill amortization, net of tax	—	8,103

Net income (loss) adjusted for goodwill amortization	(152,135)	115,003
Merger & integration	3,178	29,303
Business reorganization and other special charges	104,815	—
Cumulative effect of accounting change, net of tax	135,374	—
Tax benefit on merger and integration costs***	(899)	(7,078)
Tax benefit on business reorganization and other special charges***	(21,738)	—

Adjusted net income	$68,595	$137,228

Adjusted diluted earnings per share:	$0.61	$1.21

Diluted weighted average shares outstanding	112,782	113,426

Adjusted E B I T D A ****	$134,214	$214,555

*
Represents the continuing operations of the business segments that will remain with TMP after the proposed spin-off and includes the allocation of overhead based on current TMP structure. Overhead costs are likely to vary after the spin-off.
**
For the twelve months ended December 31, 2002 and 2001, Monster commissions and fees include $20.4 million and $24.4 million for Monster services sold by eResourcing, a division which will be spun-off as part of NewCo.
***
The provisions and benefits for income tax have been calculated using TMP Worldwide Inc.'s effective tax rates and reflect certain tax strategies available to the TMP group, which are not necessarily reflective of tax strategies that OldCo would have followed or will follow as a stand-alone company.
****
 Earnings before interest, income taxes, depreciation and amortization, and adjusted to exclude the effects of merger and integration costs and business reorganization and other special charges. EBITDA is presented to provide additional information about the Company's ability to meet its future debt service, capital expenditures and working capital requirements, EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of the Company's profitability or liquidity.

OldCo.*
CONDENSED CONSOLIDATED STATEMENT OF OPERATING INCOME
For the Three Months Ended December 31,
(in thousands, except per share amounts)
(unaudited)

	2002	2001
Commissions & fees:
Monster**	$100,005	$115,544
Advertising & Communications	38,130	56,573
Directional Marketing	26,646	32,557

Total commissions & fees:	164,781	204,674

Operating expenses:
Salaries & related, office & general and marketing & promotion	151,690	156,087
Merger & integration	(1,514)	(3,649)
Business reorganization and other special charges	40,931	—
Amortization of intangibles	542	3,266

Total operating expenses	191,649	155,704

Operating income (loss)	(26,868)	48,970
Other income:
Interest income, net	278	887
Other, net	423	203

Total other income, net	701	1,090

Income (loss) before income taxes and minority interests	(26,167)	50,060
Provision (benefit) for income taxes***	(4,231)	19,401

Income (loss) before minority interests	(21,936)	30,659
Minority interests	(660)	(496)

Net income (loss) applicable to common and Class B common stockholders	$(21,276)	$31,155

Adjusted net income (loss):
Net income (loss)	$(21,276)	$31,155
Goodwill amortization, net of tax	—	2,225

Net income (loss) adjusted for goodwill amortization	(21,276)	33,380
Merger & integration	(1,514)	(3,649)
Business reorganization and other special charges	40,931	—
Tax benefit on merger and integration costs	310	881
Tax benefit on business reorganization and other special charges	(9,721)	—

Adjusted net income	$8,730	$30,612

Adjusted diluted earnings per share:	$0.08	$0.27

Diluted weighted average shares outstanding	112,025	113,861

Adjusted E B I T D A ****	$21,039	$57,415

*
Represents the continuing operations of the business segments that will remain with TMP after the proposed spin-off and includes the allocation of overhead based on current TMP structure. Overhead costs are likely to vary after the spin-off.
**
For the three months ended December 31, 2002 and 2001, Monster commissions and fees include $4.0 million and $7.1 million for Monster services sold by eResourcing, a division which will be spun-off as part of NewCo.
***
The provisions and benefits for income tax have been calculated using TMP Worldwide Inc.'s effective tax rates and reflect certain tax strategies available to the TMP group, which are not necessarily reflective of tax strategies that OldCo would have followed or will follow as a stand-alone company.
****
Earnings before interest, income taxes, depreciation and amortization, and adjusted to exclude the effects of merger and integration costs and business reorganization and other special charges. EBITDA is presented to provide additional information about the Company's ability to meet its future debt service, capital expenditures and working capital requirements, EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of the Company's profitability or liquidity.

NewCo.*
CONDENSED CONSOLIDATED STATEMENT OF OPERATING INCOME
For the Year Ended December 31,
(in thousands, except per share amounts)
(unaudited)

	2002	2001
Commissions & fees:
eResourcing	$344,997	$462,077
Executive Search	66,868	109,460

Total commissions & fees:	411,865	571,537

Operating expenses:
Salaries & related, office & general and marketing & promotion	451,916	542,242
Merger & integration	5,373	43,177
Business reorganization and other special charges	73,543	—
Amortization of intangibles	755	14,324

Total operating expenses	531,587	599,743

Operating loss	(119,722)	(28,206)
Other expense:
Interest expense, net	(322)	(1,901)
Other, net	(224)	(343)

Total other expense, net	(546)	(2,244)

Income (loss) before income taxes and minority interests	(120,268)	(30,450)
Provision (benefit) for income taxes**	(30,501)	7,428

Loss before minority interests	(89,767)	(37,878)
Minority interests	(6)	2

Loss before accounting change	(89,761)	(37,880)
Cumulative effect of accounting change	(293,000)	—

Net loss applicable to common and Class B common stockholders	$(382,761)	$(37,880)

Adjusted net income (loss):
Net loss	$(382,761)	$(37,880)
Goodwill amortization, net of tax	—	11,996

Net loss adjusted for goodwill amortization	(382,761)	(25,884)
Merger & integration	5,373	43,177
Business reorganization and other special charges	73,543	—
Cumulative effect of accounting change	293,000	—
Tax benefit on merger and integration costs**	(1,520)	(10,429)
Tax benefit on business reorganization and other special charges**	(15,459)	—

Adjusted net income (loss)	$(27,824)	$6,864

Adjusted diluted earnings (loss) per share:	$(0.25)	$0.06

Diluted weighted average shares outstanding	111,339	113,426

Adjusted E B I T D A ***	$(19,959)	$47,910

*
Represents the operating results of the business segments that are proposed to be spun-off, which are eResourcing and Executive Search, and includes the allocation of overhead based on current TMP structure. Overhead costs are likely to vary after the spin-off.
**
The provisions and benefits for income tax have been calculated using TMP Worldwide Inc.'s effective tax rates and reflect certain tax strategies available to the TMP group, which are not necessarily reflective of tax strategies that NewCo would have followed or will follow as a stand-alone company.
***
Earnings before interest, income taxes, depreciation and amortization, and adjusted to exclude the effects of merger and integration costs and business reorganization and other special charges. EBITDA is presented to provide additional information about the Company's ability to meet its future debt service, capital expenditures and working capital requirements, EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of the Company's profitability or liquidity.

NewCo.*
CONDENSED CONSOLIDATED STATEMENT OF OPERATING INCOME
For the Three Months Ended December 31,
(in thousands, except per share amounts)
(unaudited)

	2002	2001
Commissions & fees:
eResourcing	$69,270	$98,935
Executive Search	14,771	22,474

Total commissions & fees:	84,041	121,409

Operating expenses:
Salaries & related, office & general and marketing & promotion	107,890	121,543
Merger & integration	(683)	14,195
Business reorganization and other special charges	20,410	—
Amortization of intangibles	176	3,590

Total operating expenses	127,793	139,328

Operating loss	(43,752)	(17,919)
Other expense:
Interest expense, net	(49)	(440)
Other, net	(216)	(120)

Total other expense, net	(265)	(560)

Loss before income taxes and minority interests	(44,017)	(18,479)
Provision (benefit) for income taxes**	(14,187)	(5,190)

Loss before minority interests	(29,830)	(13,289)
Minority interests	(6)	(2)

Net loss applicable to common and Class B common stockholders	$(29,824)	$(13,287)

Adjusted net loss:
Net loss	$(29,824)	$(13,287)
Goodwill amortization, net of tax	—	3,009

Net loss adjusted for goodwill amortization	(29,824)	(10,278)
Merger & integration	(683)	14,195
Business reorganization and other special charges	20,410	—
Tax benefit on merger and integration costs**	140	(3,429)
Tax benefit on business reorganization and other special charges**	(4,831)	—

Adjusted net income (loss)	$(14,788)	$488

Adjusted diluted earnings (loss) per share:	$(0.13)	$0.00

Diluted weighted average shares outstanding	111,246	113,861

Adjusted E B I T D A ***	$(19,175)	$4,892

*
Represents the operating results of the business segments that are proposed to be spun-off, which are eResourcing and Executive Search, and includes the allocation of overhead based on current TMP structure. Overhead costs are likely to vary after the spin-off.
**
The provisions and benefits for income tax have been calculated using TMP Worldwide Inc.'s effective tax rates and reflect certain tax strategies available to the TMP group, which are not necessarily reflective of tax strategies that NewCo would have followed or will follow as a stand-alone company.
***
Earnings before interest, income taxes, depreciation and amortization, and adjusted to exclude the effects of merger and integration costs and business reorganization and other special charges. EBITDA is presented to provide additional information about the Company's ability to meet its future debt service, capital expenditures and working capital requirements, EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of the Company's profitability or liquidity.

TMP WORLDWIDE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	Dec. 31, 2002	Sept 30, 2002	Dec. 31, 2001
Assets:
Cash and cash equivalents	$191,556	$199,901	$340,581
Accounts receivable, net	469,430	510,425	507,373
Property and equipment, net	157,788	168,302	192,695
Intangibles, net	588,641	564,900	939,847
Other assets	223,380	196,039	225,866

Total Assets	$1,630,795	$1,639,567	$2,206,362

Liabilities and Stockholders' Equity:
Accounts payable and accrued expenses	$535,124	$565,315	$647,229
Accrued integration and restructuring	21,290	29,284	44,121
Accrued business reorganization costs	86,181	53,805	—
Deferred commissions and fees	153,046	130,562	139,100
Other liabilities	13,922	20,626	70,686
Debt	7,793	18,079	75,964

Total Liabilities	817,356	817,671	977,100
Stockholders' Equity	813,439	821,896	1,229,262

Total Liabilities and Stockholders' Equity	$1,630,795	$1,639,567	$2,206,362

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  Exhibit 99.1
TMP Worldwide Announces Fourth Quarter and 2002 Results
TMP WORLDWIDE INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS For the Year Ended December 31, (in thousands, except per share amounts) (unaudited)
TMP WORLDWIDE INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS For the Three Months Ended December 31, (in thousands, except per share amounts) (unaudited)
OldCo.* CONDENSED CONSOLIDATED STATEMENT OF OPERATING INCOME For the Year Ended December 31, (in thousands, except per share amounts) (unaudited)
OldCo.* CONDENSED CONSOLIDATED STATEMENT OF OPERATING INCOME For the Three Months Ended December 31, (in thousands, except per share amounts) (unaudited)
NewCo.* CONDENSED CONSOLIDATED STATEMENT OF OPERATING INCOME For the Year Ended December 31, (in thousands, except per share amounts) (unaudited)
NewCo.* CONDENSED CONSOLIDATED STATEMENT OF OPERATING INCOME For the Three Months Ended December 31, (in thousands, except per share amounts) (unaudited)
TMP WORLDWIDE INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)